Film and Television Copyright License

                          Sales and Purchase Agreement

This AGREEMENT is made on November 15, 2003 between Mac Filmworks, Inc. of United state of America (hereinafter called the "Licensor") as one part and Hong Kong Audio Video Multimedia Publishing Company Limited of Hong Kong (hereafter called the "Licensee") in Hong Kong as the other part.
WHEREAS:
         The Licensor is the owner of the copyrights of the Film, with the film title (No Mercy) (hereinafter called the "Title") and is willing to sell the China Area copyrights license and the Licensee is willing to own such copyrights license.
WHEREAS:
         The copyright License (hereinafter called the "Rights") refer to:
         A)       The File Title
              (No Mercy) with actress/actor:  Kim Basinger, Richard Gere
         B) Country of License: Peoples Republic of China (hereinafter called "China") C) Term of License: Ten (10) years D) Rights to be licensed:
                  1) All rights including Broadcast TV, Theatrical, Home Video (VCD, DVD, Blu-ray Disc, CD-Rom, etc.), Public Display (airline, bus, ship, parties, etc.) etc. 2) Chinese sub-title and minor change of contents due to local law and requirements allowed. 3) Film title in Chinese may be assigned by the licensee.
         E) Restrictions:
                           1. No broadband rights including internet to be shown or distributed outside of China.
                           2. No All Rights (Clause D(1) above) sales outside China. 3. No Satellite Distribution.
NOW IT IS MUTUALLY AGREED:
1) License Fees for the Rights of the above title: United State Dollars Ten Only (USD 10,000).
2)       Payment Method:
         a) After receiving the Master Tape (in Betacam SP with PAL format), proof of copyrights ownership and signed this agreement, The Licensee shall pay to the Licensor a deposit of not more than 30% within 4 weeks.
         b) After the Approval for Import and Distribution from the China Ministry of Culture, the Licensee shall pay up to total 35% of the Fee. In the Event of Refusal to import by the China Ministry of Culture, full refund shall be made within two (2) weeks.
         c) After production of the video products but before distribution, the Licensee shall pay up total 40%.
         d)       Six months after distribution, the Licensee shall pay up total
                  60%.
         e) Twelve months after distribution, the Licensee shall pay up the balance after deducting the China taxes.
3) No same China copyrights to third part
         The Licensor shall not sell or give away the same or part of the footage of the above title film covered by the above copyrights to any other party with or without payments during the licensed period.
4)       Dispute over China copyrights
         In the event of dispute regarding the Rights of the title, the Licensor shall undertake the damage suffered by the Licensee and all the claims against the Licensee.
5)       China Government's refusal to import
         In the event of disapproval of the film to be imported or distributed in China, The licensor agrees to apply the fees received for this title, as payment on the next new title acceptable to the licensee with the same terms and conditions, and this Agreement shall be considered void.
6) Misunderstanding of the terms of this agreement
         In the event of dispute between the parties, the State Laws of Hawaii, United States of America shall define this Agreement.

NOW IT IS HEREBY ACCEPTED AND AGREED BY:

Signed by
Mac Filmworks, Inc.
                               (As the Licensor)



Signed by
Hong Kong Audio Video Multimedia Publishing Company Limited
(As the Licensee)







                                    Amendment
                                       of
                      Film and Television Copyright License
                          Sales and Purchase Agreement
             (Contract No: HKMAC-2002-001, dated November 15, 2002)
                                       of
                            the Film Title (No Mercy)

This Amendment is made on November 20, 2002 between Mac Filmworks, Inc. of United States of America (as the
"Licensor") as one part and Hong Kong Audio Video Multimedia Publishing Co., Ltd. of Hong Kong (as the "Licensee") as the other part regarding the above mentioned Agreement:

NOW IT IS MUTUALLY AGREED:

A)       Delete
         Whole Clause (1)
         i.e., License Fees for the rights of the above title......(USD 10,000).

         Replace it with
         Clause (1) License Fee for the Rights of the above title:
         List Price of the License fee is United State Dollars Seven Thousand Five Hundred Dollars (USD 7,500) less the discount of Twenty-five percent (25%), with the Net Cost as United State Dollars Five Thousand Six Hundred and Twenty Five Only (USD 5, 625) due to the Licensor from the Licensee.

B)       Delete Whole Clause (2).
         i.e. Payment Method....... China taxes.

         Replace it with
         Clause (2) Payment Method:
                  a) Upon signing this agreement, the licensee shall pay to the licensor or it's authorized party USD 750 as Deposit (10% of the listed price). The Licensor shall issue to the Licensee an Official Receipt.
                  b) Upon Approval of Import of the Film Title from China Ministry of Culture, the Licensor shall deliver to the Licensee a Master Tape of the Title (in Betacam
                           SP), promotional material, photos and packing designs.
                  c) After satisfactory inspection by the licensee of the items of Clause 2b, the licensee shall pay to the Licensor the balance payment of the Net Cost (USD 5,625-750 = USD 4,875) of United State Dollars Four Thousand Eight Hundred and Seventy Five Only. The Licensor shall issue to the Licensee an Official Receipt.

C) All other terms and conditions of the Agreement remain same.

ALL ABOVE TERMS AND CONDITIONS ARE ACCEPTED AND AGREED BY:

Signed by
Mac Filmworks, Inc.
                               (As the Licensor)



Signed by
Hong Kong Audio Video Multimedia Publishing Company Limited
(As the Licensee)